EXHIBIT 10.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”) is dated as of the 16th day of January, 2004, and is by and between American Access Technologies, Inc. a Florida corporation (the “Company”), and Around the Clock Partners, LP, a Delaware limited partnership (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor entered into that certain Stock Purchase Agreement dated as of the 2nd day of December, 2003 (the “Agreement”); and

WHEREAS, the Initial Closing under the Agreement has occurred; and

WHEREAS, the Company and the Investor desire to amend the Agreement to shorten one of the dates applicable to the Second Additional Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and the Agreement, the Company and the Investor agree as follows:

1. Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to them in the Agreement.

2. Amendment of Agreement. From and after the effective date of this Amendment, Section 1.4 of the Agreement is hereby amended by deleting the reference contained therein to “ten (10) business days” and replacing the same with “five (5) days”.

3. Integration of Amendment and Agreement. From and after the effective date above, the Agreement and this Amendment shall be read as one agreement. Except as set forth in this Amendment, all other terms and conditions of the Agreement are not being modified or amended, and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized representative and the Investor has caused this Agreement to be executed by its authorized representative.

AMERICAN ACCESS TECHNOLOGIES, INC.

By:	/s/John Presley

John Presley President

AROUND THE CLOCK PARTNERS, LP

By:	Around the Clock Trading and Capital Management, LLC,

General Partner

By:	/s/ Wayne Anderson

Wayne Anderson Managing Member